UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2005

GONDWANA ENERGY, LTD.

(Exact name of registrant as specified in charter)

Nevada	98-0425310
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

Suite 400-534 17th Avenue SW, Calgary Alberta, Canada	T2S 0B1
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (403) 770-1991

N/A

(Former name or former address, if changed since last report)

Item 5.02 ELECTION OF DIRECTOR

On December 5, 2005 Arne Raabe was appointed to the Company's Board of Directors. Mr. Raabe has consented to act as the Company's Chief Financial Officer and to chair the audit committee. Mr. Raabe holds a Masters degree in Economics from the University of South Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

GONDWANA ENERGY, LTD.

Signature	Title	Date

/s/ Cameron Fink Cameron Fink	President, Chief Executive Officer, Secretary and Director	December 5, 2005